Fibrocell Announces $6.0 Million Registered Direct Offering Priced At-the-Market EXTON, PA – May 29, 2018 – Fibrocell Science, Inc. (NASDAQ: FCSC), a gene therapy company focused on transformational autologous cell-based therapies for skin and connective tissue diseases, today announced that it has entered into definitive agreements with several institutional investors for the purchase of 2,038,224 shares of its common stock, at a purchase price per share of $2.85, for gross proceeds of approximately $5.8 million, in a registered direct offering priced at-the-market. Additionally, Fibrocell has also agreed to issue to the investors unregistered warrants to purchase up to 1,528,668 shares of common stock, at a purchase price per warrant of $0.125, for gross proceeds of approximately $0.2 million. The closing of the offering is expected to take place on or about May 31, 2018, subject to the satisfaction of customary closing conditions. H.C. Wainwright & Co. is acting as the exclusive placement agent for the offering. The warrants have an exercise price of $2.86 per share of common stock, will be exercisable immediately and will expire five and one-half years from the issuance date. The gross proceeds to Fibrocell, before deducting placement agent fees and other offering expenses, are expected to be approximately $6.0 million. Fibrocell intends to use the net proceeds from this offering for the continued clinical and pre-clinical development of its product candidates, FCX-007 and FCX-013, and for other general corporate purposes. The shares of common stock (but not the warrants or the shares of common stock underlying the warrants) are being offered by Fibrocell pursuant to a "shelf" registration statement on Form S-3 that was filed and declared effective by the Securities and Exchange Commission ("SEC") on February 9, 2016 and the base prospectus contained therein (File No. 333-209077). The offering of the shares of common stock will be made only by means of a prospectus supplement and accompanying base prospectus that form a part of the registration statement. A prospectus supplement and accompanying base prospectus relating to the shares of common stock being offered will be filed with the SEC. Copies of the prospectus supplement and accompanying base prospectus may be obtained, when available, on the SEC's website at http://www.sec.gov or by contacting H.C. Wainwright & Co., LLC at 430 Park Avenue, 3rd Floor, New York, NY 10022, by phone at 646-975-6996 or e-mail at placements@hcwco.com. The warrants described above were offered in a private placement under Section 4(a)(2) of the Securities Act of 1933, as amended (the "Act"), and Regulation D promulgated thereunder and, along with the shares of common stock underlying the warrants, have not been registered under the Act, or applicable state securities laws. Accordingly, the warrants and underlying shares of common stock may not be offered or sold in the United States except pursuant to an effective registration statement or an applicable exemption from the registration requirements of the Act and such applicable state securities laws.

This press release shall not constitute an offer to sell, or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. About Fibrocell Fibrocell is an autologous cell and gene therapy company translating personalized biologics into medical breakthroughs for diseases affecting the skin and connective tissue. Fibrocell’s most advanced product candidate, FCX-007, is the subject of a Phase 1/2 clinical trial for the treatment of recessive dystrophic epidermolysis bullosa. Fibrocell is also developing FCX-013, the Company’s product candidate for the treatment of moderate to severe localized scleroderma. Fibrocell’s gene therapy portfolio is being developed in collaboration with Precigen, Inc., a wholly owned subsidiary of Intrexon Corporation (NYSE: XON), a leader in synthetic biology. For more information, visit http://www.fibrocell.com or follow Fibrocell on Twitter at @Fibrocell. Trademarks Fibrocell, the Fibrocell logo and Fibrocell Science are trademarks of Fibrocell Science, Inc. and/or its affiliates. All other names may be trademarks of their respective owners. Forward-Looking Statements This press release contains, and Fibrocell’s officers and representatives may from time to time make, statements that are “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. All statements that are not historical facts are hereby identified as forward-looking statements for this purpose and include, among others, statements relating to the completion, size and use of proceeds of the registered direct offering that involve risks and uncertainties, including, without limitation, risks and uncertainties related to market conditions and the satisfaction of closing conditions related to the registered direct offering and Fibrocell’s ability to achieve the desired effect of increasing the stock price above the $1.00 closing bid price per share minimum for the requisite period so as to regain compliance with the Nasdaq continued listing requirement with respect to the trading price of its common stock. Forward-looking statements are based upon management’s current expectations and assumptions and are subject to a number of risks, uncertainties and other factors that could cause actual results and events to differ materially and adversely from those indicated herein including, among others: the risk that the reverse stock split does not increase Fibrocell’s per share trading price above the minimum amount for the requisite period of time, risks and uncertainties inherent in Fibrocell’s business, and the risks, uncertainties and other factors discussed under the caption “Item 1A. Risk Factors” in Fibrocell’s most recent Form 10-K filing and Form 10-Q filings. As a result, you are cautioned not to place undue reliance on any forward-looking statements. While Fibrocell may update certain forward-looking statements from time to time, Fibrocell specifically disclaims any obligation to do so, whether as a result of new information, future developments or otherwise. # # # Investor & Media Relations Contact: Karen Casey 484.713.6133 kcasey@fibrocell.com